                      Securities and Exchange Commission
                             Washington, DC 20549


                                   FORM 8-K


                                Current Report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): January 23, 1998


                           Gothic Energy Corporation
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            (Exact name of Registrant as specified in its Charter)


Oklahoma                            0-19753                           22-2663839
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(State of incorporation     (Commission File Number)       (IRS Employer ID No.)
   or organization)

          5727 South Lewis Avenue - Suite 700 - Tulsa, Oklahoma 74105
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                   (Address of principal executive offices)


                                (918) 749-5666
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             (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)

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Item 5.    Other Events

      Gothic Energy Corporation (the "Company") announced that on January 23, 1998 it completed the acquisition from Amoco Production Company ("Amoco"), a subsidiary of Amoco Corporation [NYSE:AN], of certain producing natural gas properties, located in the Anadarko and Arkoma Basins of Oklahoma. The purchase price was $237.5 million before adjustments. Amoco also received a warrant to purchase 1.5 million shares of Gothic common stock for $3.00 per share. The acquisition and related fees and expenses were financed through a new credit facility with Bank One, Texas, N.A. and the issuance of approximately $37 million of PIK preferred equity. The effective date of the purchase is December 1, 1997.



      Further information responsive to Item 2. Acquisition or Disposition of
                                        -------------------------------------
Assets, Item 5. Other Events, and Item 7. Financial Statements and Exhibits of
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Form 8-K containing information concerning the acquisition, financing for the acquisition and related matters and financial statement information will be provided by amendment of this Current Report.


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Item 7.    Financial Statements and Exhibits:

      (c)  Exhibits.


        Exhibit Number                 Description

             99.1         Press Release dated January 26, 1998




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                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Gothic Energy Corporation



Dated: January 27, 1998       By:  /s/ Michael K. Paulk
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                                   Michael K. Paulk, President



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